EXHIBIT 99.1

Press Release

Contact:

John Simmons, V.P., CFO

Stewart & Stevenson Services, Inc.

713-868-7700

FOR IMMEDIATE RELEASE

STEWART & STEVENSON SERVICES REPORTS
SECOND QUARTER 2005 RESULTS

Second Quarter Net Earnings were $0.31 per Diluted Share

Second Quarter Net Earnings from Continuing Operations were $0.56 per Diluted Share

HOUSTON – August 25, 2005 – Stewart & Stevenson Services, Inc. (NYSE: SVC) announced results for the second quarter of fiscal 2005, which ended on July 30, 2005.

Sales for the second quarter of fiscal 2005 totaled $369.0 million compared to sales of $272.4 million in the same period a year ago.  Net earnings in the second quarter of fiscal 2005 were $9.3 million, or $0.31 per diluted share, compared to $5.9 million, or $0.20 per diluted share, in the second quarter of fiscal 2004.  Net earnings from continuing operations in the second quarter of fiscal 2005 were $16.5 million, or $0.56 per diluted share, compared to $11.6 million, or $0.40 per diluted share, in the second quarter of fiscal 2004.

Max L. Lukens, the company’s President and Chief Executive Officer, stated, “We are pleased with the continued solid operating results in each of our core operating segments as well as the strength in order activity in each of those businesses.  We continue to work to improve our operating results while delivering quality products and services to our customers.”

Segment Data

The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $204.2 million in the second quarter of fiscal 2005 compared to $140.7 million in the prior year’s second quarter.  Operating profit for the second quarter of fiscal 2005 increased to $19.1 million or 9.4%  of sales compared to $18.7 million or 13.3%  of sales in the second quarter of fiscal 2004.  Operating margins in this segment were expected to be lower in fiscal 2005 as a result of the lower unit prices in the current multi-year contract with the U.S. Army to produce the

Family of Medium Tactical Vehicles (“FMTV”) which began production in November 2004.  The lower margins on this contract were partially offset by sales under other U.S. Army contracts to produce Low Signature Armored Cabs (“LSAC”) for use on the FMTV. The second quarter of 2005 included the sale of 852 LSAC units.

During the second quarter, the TVS segment received additional orders from the U.S. Army for FMTV trucks and trailers valued at approximately $483 million.  These contract modifications, which are funded by the 2005 U.S. Congress Supplemental Spending Bill,  provide for an additional 3,016 additional vehicles to the third program year of the current production contract with deliveries scheduled from June 2006 through September 2008. At the end of the second quarter, TVS had total backlog of approximately $1.2 billion.

The company is evaluating the requirements under the contract modifications and will increase its production capacity for 2006 in order to meet the required delivery schedule.  This will require capital expenditures of approximately $25 million for additional equipment and facilities to be committed during the second half of 2005.  The contract modification is not expected to have a significant impact on the company’s fiscal 2005 operating results.

The Power Products segment, which is responsible for sales and aftermarket support of a wide range of industrial and transportation equipment, recorded sales of $125.0 million in the second quarter of fiscal 2005 compared to sales of $109.7 million a year ago.  The increase in sales is primarily attributable to higher parts and equipment sales volume resulting from focused sales efforts as well as improving economic conditions in the company’s primary markets.  The second quarter 2005 operating profit increased to $6.0 million or 4.8% of sales from $2.2 million or 2.0% of sales in the comparable period of fiscal 2004.  The improvement in operating profit in this segment is largely attributable to the increased sales volume.

The Engineered Products segment, which manufactures equipment for the well servicing industry, as well as mobile railcar movers, off-road seismic vehicles, and snow blowers, recorded sales of $39.8 million for the second quarter of fiscal 2005 compared to $21.9 million last year.  The increased sales volume is largely attributable to strong demand for well servicing equipment as reflected in this segment’s backlog of $91 million as of July 30, 2005.  Operating profit for the second quarter of fiscal 2005 increased to $2.7 million or 6.8% of sales from $1.1 million or 5.1% of sales in the previous year primarily as a result of cost reductions and improved project execution on the increased sales volume.

Discontinued Operations

Net losses from discontinued operations were $7.2 million or $0.25 per diluted share in the second quarter of fiscal 2005.  These losses include a $2.6 million after-tax charge resulting from the planned sale of business assets and operations of four California distribution locations within the Power Products segment, a $2.6 million after-tax charge relating to the settlement of  customer disputes in the exited Distributed Energy Solutions business, and a $1.9 million after-tax charge related to the retained post-closing obligations of the Airline Products segment which was sold in the fourth quarter of fiscal 2004.

Liquidity and Backlog

Total cash and short-term investments were $73.1 million at the end of the second quarter, as compared to $113.5 million at the end of the first quarter.  Cash used in operating activities accounted for most of this decrease and resulted from the timing of progress payments on contracts in the Tactical Vehicle Systems and Engineered Products segments.

Committed backlog at the end of the second quarter exceeded $1.3 billion, compared to $0.6 billion at January 31, 2005, primarily due to the funding of contract modifications under the FMTV contract and additional orders in all three of our continuing operating segments.

Conference Call

Stewart & Stevenson Services has scheduled a conference call for Thursday, August 25, 2005 at 10:00 a.m. Eastern Time to review second quarter results.  To listen to the call, dial 800-901-5218 or 617-786-4511 and use pass code 28928186 at least ten minutes before the conference call begins.  A telephonic replay of the conference call will be available until September 1, 2005 and may be accessed by dialing 888-286-8010 or 617-801-6888 and using pass code 89187398.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the company’s web site at www.ssss.com.  To listen to the live call on the web, please visit the Stewart & Stevenson web site at least fifteen minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live web cast, an audio archive will be available shortly after the call ends.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-

powered equipment to key industries worldwide, including power generation, defense, marine, petroleum, and transportation.

This press release contains forward-looking statements that are based on management’s current expectations, estimates, and projections.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated.  These factors include, but are not limited to, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts, risks of supply interruptions to Tactical Vehicle Systems segment, risks associated with Distributed Energy Solutions segment, risks of fixed-price contracts, risks as to rising steel prices, risks as to cost controls,  risks of general economic conditions, risks of oil and gas industry economic conditions, risks as to distributorships, risks as to licenses, risk of competition, risks relating to technology, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of claims and litigation, risks of product defects, risks as to foreign sales and global trade matters, risks as to acquisitions and restructuring activities, risks as to currency fluctuations, risks as to environmental and safety matters, and credit risks  all as more specifically outlined in the Company’s latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 30, 2005	July 31, 2004	July 30, 2005	July 31, 2004
	(Unaudited)		(Unaudited)
Sales	$368,976	$272,394	$680,538	$534,744
Cost of sales	322,497	232,128	597,406	457,888

Gross profit	46,479	40,266	83,132	76,856

Selling and administrative expenses	23,038	23,379	46,108	46,620
Other income, net	(1,427)	(1,323)	(2,166)	(1,910)

Operating profit	24,868	18,210	39,190	32,146

Interest expense	548	436	1,073	953
Interest and investment income	(797)	(332)	(1,557)	(586)

Earnings from continuing operations before income taxes	25,117	18,106	39,674	31,779
Income tax expense	8,645	6,515	13,869	11,381
Net earnings from continuing operations	16,472	11,591	25,805	20,398
Loss from discontinued operations, net of tax of ($4,070), ($3,086), ($4,487) and ($4,870)	(7,170)	(5,714)	(8,811)	(9,079)
Net earnings	$9,302	$5,877	$16,994	$11,319

Weighted average shares outstanding:
Basic	29,058	28,749	28,993	28,709
Diluted	29,560	29,182	29,513	29,058

Earnings per share:
Basic:
Continuing operations	$0.57	$0.40	$0.89	$0.71
Discontinued operations	(0.25)	(0.20)	(0.30)	(0.32)
Net earnings per share	$0.32	$0.20	$0.59	$0.39

Diluted:
Continuing operations	$0.56	$0.40	$0.87	$0.70
Discontinued operations	(0.25)	(0.20)	(0.30)	(0.31)
Net earnings per share	$0.31	$0.20	$0.57	$0.39

Cash dividends per share	$0.085	$0.085	$0.170	$0.170

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	July 30, 2005	July 31, 2004	July 30, 2005	July 31, 2004
	(Unaudited)		(Unaudited)
Sales
Tactical Vehicle Systems	$204,175	$140,737	$369,693	$279,520
Power Products	125,049	109,721	242,060	216,020
Engineered Products	39,752	21,936	68,785	39,204
Total sales	$368,976	$272,394	$680,538	$534,744

Operating Profit (Loss)
Tactical Vehicle Systems	$19,100	$18,711	$32,275	$38,153
Power Products	5,958	2,200	8,335	1,971
Engineered Products	2,693	1,113	3,967	(697)
Corporate expenses, net	(2,883)	(3,814)	(5,387)	(7,281)
Total operating profit	24,868	18,210	39,190	32,146
Interest expense	548	436	1,073	953
Interest and investment income	(797)	(332)	(1,557)	(586)

Earnings from continuing operations before income taxes	$25,117	$18,106	$39,674	$31,779

Operating Profit (Loss) Percentage
Tactical Vehicle Systems	9.4%	13.3%	8.7%	13.6%
Power Products	4.8	2.0	3.4	0.9
Engineered Products	6.8	5.1	5.8	(1.8)
Consolidated	6.7%	6.7%	5.8%	6.0%

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	July 30, 2005	January 31, 2005
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$62,053	$130,447
Short-term investments	11,040	2,480
Accounts receivable, net	126,777	143,600
Recoverable costs and accrued profits not yet billed	37,834	26,544
Inventories	138,424	112,889
Excess of current cost over LIFO values	(36,021)	(35,168)
Deferred income taxes	4,646	5,647
Income tax receivable	6,205	7,223
Other current assets	8,350	4,987
Total assets of discontinued operations	44,351	68,186
TOTAL CURRENT ASSETS	403,659	466,835

PROPERTY, PLANT AND EQUIPMENT, NET	111,364	115,568
DEFERRED INCOME TAX ASSET	16,108	20,874
INTANGIBLES AND OTHER ASSETS, NET	53,383	10,065
TOTAL ASSETS	$584,514	$613,342

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Notes payable	$4,196	$1,671
Current portion of long-term debt	25,000	—
Accounts payable	99,397	81,716
Accrued payrolls and incentives	16,735	22,941
Billings in excess of incurred costs	—	59,894
Other current liabilities	42,499	36,691
Total liabilities of discontinued operations	32,661	38,770
TOTAL CURRENT LIABILITIES	220,488	241,683

LONG-TERM DEBT, NET	75	25,000
ACCRUED POSTRETIREMENT BENEFITS AND PENSION	58,336	57,621
OTHER LONG-TERM LIABILITIES	3,899	4,318
TOTAL LIABILITIES	282,798	328,622
SHAREHOLDERS’ EQUITY
Common Stock, without par value, 100,000,000 shares authorized; 29,104,803 and 28,865,070 shares issued, respectively	63,937	59,616
Accumulated other comprehensive loss	(35,434)	(36,048)
Retained earnings	273,213	261,152
TOTAL SHAREHOLDERS’ EQUITY	301,716	284,720
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$584,514	$613,342

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Six Months Ended
	July 30, 2005	July 31, 2004	July 30, 2005	July 31, 2004
	(Unaudited)		(Unaudited)
Operating Activities
Net earnings	$9,302	$5,877	$16,994	$11,319
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Net loss from discontinued operations	7,170	5,714	8,811	9,079
Deferred tax expense	3,168	2,403	6,275	2,920
Depreciation and amortization	5,833	7,332	11,278	13,856
Unrealized foreign exchange losses	1,414	—	1,414	—
Gain on sale of assets	(792)	(795)	(779)	(1,141)
Change in operating assets and liabilities net of the effect of discontinued operations:
Accounts receivable, net	2,116	(11,685)	8,946	21,913
Recoverable costs and accrued profits not yet billed	(13,084)	1,588	(11,290)	2,934
Inventories	(9,958)	1,230	(18,103)	4,850
Other current and noncurrent assets	(2,664)	15,473	(434)	21,187
Accounts payable	10,215	5,599	11,180	(2,855)
Accrued payrolls and incentives	(4,055)	(2,190)	(8,257)	(1,851)
Billings in excess of incurred costs	(45,227)	(34,049)	(59,894)	(37,820)
Other current liabilities	(452)	3,272	(2,351)	4,967
Accrued postretirement benefits & pension	331	159	715	714
Other, net	387	93	(372)	(1,577)
Net Cash Provided by (Used in) Continuing Operations	(36,296)	21	(35,867)	48,495
Net Cash Provided by (Used in) Discontinued Operations	(1,230)	(8,362)	8,251	(13,219)
Net Cash Provided by (Used in) Operating Activities	(37,526)	(8,341)	(27,616)	35,276

Investing Activities
Capital expenditures, excluding rental equipment	(1,917)	(3,863)	(3,549)	(5,871)
Additions to rental equipment	(1,871)	(2,204)	(2,641)	(2,967)
Proceeds from sale of businesses	79	464	15,205	3,632
Acquisition of businesses	(470)	—	(42,778)	—
Proceeds from disposal of property, plant and equipment	1,885	9,371	2,473	11,637
Short-term investment activity, net	(265)	300	(8,560)	(3,190)
Net investing activities of discontinued operations	27	37	66	74
Net Cash Provided by (Used in) Investing Activities	(2,532)	4,105	(39,784)	3,315

Financing Activities
Loan acquisition costs	—	—	(76)	—
Change in short-term notes payable	543	(85)	612	(109)
Dividends paid	(2,479)	(2,442)	(4,933)	(4,876)
Proceeds from exercise of stock options	1,582	510	3,647	1,250
Net Cash Used in Financing Activities	(354)	(2,017)	(750)	(3,735)

Effect of exchange rate changes on cash	(296)	—	(244)	—

Increase (decrease) in cash and cash equivalents	(40,708)	(6,253)	(68,394)	34,856
Cash and cash equivalents, beginning of period	102,761	95,068	130,447	53,959
Cash and cash equivalents, end of period	$62,053	$88,815	$62,053	$88,815

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SELECTED OTHER INFORMATION

Continuing Operations

	ORDER BACKLOG
	May 1,	July 31,	October 30,	January 31,	April 30,	July 30,
($ Millions)	2004	2004	2004	2005	2005	2005

Tactical Vehicle Systems	$591.2	$496.7	$450.9	$456.6	$909.9	$1,204.5

Power Products	27.2	41.7	37.7	39.3	52.6	56.6

Engineered Products	30.9	26.6	47.1	91.9	89.5	91.1

	$649.3	$565.0	$535.7	$587.8	$1,052.0	$1,352.2

TACTICAL VEHICLE SYSTEMS UNIT DELIVERIES

	Fiscal 2004
	1Q	2Q	3Q	4Q	Total

Trucks	743	751	683	627	2,804
LSACs	—	—	—	270	270
Trailers	204	201	146	179	730
Sales (millions)	$139	$141	$133	$137	$550

	Fiscal 2005
	1Q	2Q	3Q*	4Q*	Total*
Estimated Unit Deliveries
Trucks	627	711	758	798	2,894
LSACs	621	852	292	—	1,765
Trailers	291	337	444	483	1,555
Sales (millions)	$166	$204	$170	$151	$691

* Based on current customer forecasts and other data.

See cautionary statements above for important information regarding forward-looking statements.